Exhibit 99.2

▪ – – – – – – – – Net Income $1.5 billion Diluted Earnings Per Share $3.39 Loan to Deposit Ratio 71% Linked Quarter Operating Leverage 7% Return on Common Equity 13.52% – Adjusted diluted earnings per share (EPS) is calculated without the impact of $14 million in integration costs. See Non-GAAP reconciliations in the appendix for calculation of adjusted EPS. – Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix. Adjusted Diluted Earnings Per Share $3.42

✓ ✓ ✓ ✓ ✓ – Corporate Banking and Commercial Banking sales represent projected first year credit and non-credit product revenue. BBVA USA markets represent markets that were new or significantly expanded as a result of the BBVA USA acquisition, which include California, Nevada, Arizona, Colorado, New Mexico, Texas and Alabama. – Small Business and Consumer sales represent new consumer and business deposit, lending, credit card, merchant and treasury management accounts and services. BBVA USA markets represent Texas, Colorado, New Mexico, Arizona, California.

− −

BBVA USA Exits and PPP Forgiveness Executing on BBVA USA Opportunities − Acquisition Closed 6/1/21

− − −

− −

−

−

− − −

− − −

− − −

▪ − − − − − − − − − −

▪ − − − − − ▪ ▪

▪ − − − − ▪ ▪ ▪ ▪

− − −

−

Exhibit 99.2

Second Quarter 2022

Earnings Conference Call

July 15, 2022

Cautionary Statement Regarding Forward-Looking and non-GAAP Financial Information

PNC

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website.

The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2021 Form 10-K and our first quarter 2022 for 10-Q, and in our subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.

We include non-GAAP financial information in this presentation. Non-GAAP financial information includes adjusted financial metrics such as fee income, tangible book value, pretax, pre-provision earnings, net interest margin, and other adjusted metrics (including adjustments for merger and integration costs). Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us - Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

Second Quarter 2022 Highlights

PNC

- Solid financial performance
  - Generated strong revenue growth with higher net interest and noninterest income
  - Net interest margin expanded 22 basis points
  - Well-controlled expenses
  - Deployed liquidity by growing loans
  - Positioned the securities portfolio with 60% in held-to-maturity
  - Continued momentum in legacy BBVA USA geographies
  - Maintained strong credit quality
  - Returned $1.4 billion of capital to shareholders through share repurchases and common dividends

Net Income
$1.5 billion

Diluted Earnings Per Share
$3.39

Adjusted Diluted Earnings Per Share
$3.42

Loan to Deposit Ratio
71%

Linked Quarter Operating Leverage
7%

Return on Common Equity
13.52%

- Adjusted diluted earnings per share (EPS) is calculated without the impact of $14 million in integration costs. See Non-GAAP reconciliations in the appendix for calculation of adjusted EPS.
- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Executed Conversion...Now Focused on Growing the Franchise

PNC

- Announced agreement to buy BBVA USA — *November 2020* ✓
- Received regulatory approval for acquisition — *May 2021* ✓
- Closed acquisition — *June 2021* ✓
- Completed conversion — *October 2021* ✓
- Completed actions to realize $900 million of cost saves — *Year-End 2021* ✓
- **Execute on growth opportunities** — *2022 and beyond*

Strong Sales Momentum Across Customer Segments in BBVA USA Markets

(2Q22 vs.1Q22)

Corporate Banking Sales	Commercial Banking Sales	Small Business Sales	Consumer Sales
Represents sales to companies with annual revenue > $50 million	Represents sales to companies with annual revenues $5 million - $50 million	Represents sales to companies with annual revenue < $5 million	Represents sales to individual retail customers
+40%	+32%	+16%	+22%

- Corporate Banking and Commercial Banking sales represent projected first year credit and non-credit product revenue. BBVA USA markets represent markets that were new or significantly expanded as a result of the BBVA USA acquisition, which include California, Nevada, Arizona, Colorado, New Mexico, Texas and Alabama.
- Small Business and Consumer sales represent new consumer and business deposit, lending, credit card, merchant and treasury management accounts and services. BBVA USA markets represent Texas, Colorado, New Mexico, Arizona, California.

Balance Sheet: **Well-Positioned Balance Sheet**

PNC

Average balances; $ billions	2Q22	2Q22 vs. 1Q22 $ Chg.	2Q22 vs. 1Q22 % Chg.	2Q22 vs. 2Q21 $ Chg.	2Q22 vs. 2Q21 % Chg.
Commercial	**$207.6**	$12.0	6%	$31.8	18%
Consumer	**$97.2**	$2.1	2%	$17.4	22%
Total loans	**$304.8**	$14.1	5%	$49.2	19%
Investment securities	**$134.7**	$0.8	1%	$26.2	24%
Federal Reserve Bank (FRB) balances	**$39.3**	($23.0)	(37%)	($39.0)	(50%)
Deposits	**$446.5**	($6.8)	(2%)	$44.8	11%
Borrowed funds	**$35.7**	$5.4	18%	$1.6	5%
Common shareholders' equity	**$41.8**	($5.6)	(12%)	($8.4)	(17%)

	2Q22	1Q22	Chg.	2Q21	Chg.
Basel III common equity Tier 1 (CET1) capital ratio	**9.6%**	9.9%	(30) bps	10.1%	(50) bps
Tangible book value per common share (non-GAAP)	**$74.39**	$79.68	(7%)	$93.83	(21%)
Return on common equity	**13.52%**	11.64%	188 bps	8.32%	520 bps

- Basel III common equity Tier 1 capital ratio – June 30, 2022 ratio is estimated. Details of the calculation are in the capital ratios table in the financial highlights section of the earnings release.
- Tangible book value per common share (non-GAAP) – See reconciliation in appendix.

Balance Sheet: Supporting Customer Loan Growth

Well-Positioned to Execute



BBVA
Acquisition Closed 6/1/21
BBVA USA Exits and PPP Forgiveness
Executing on BBVA USA Opportunities
$255.6
$242.5
3.38%
$291.3
$282.0
3.32%
$288.9
$284.2
3.32%
$290.7
$288.2
3.19%
$304.8
$303.5
3.29%
2Q21
3Q21
4Q21
1Q22
2Q22
Average balances, $ billions
Loans (ex. PPP)
PPP Loans
Loan Yield

Linked Quarter Change in Average Loans

5% Growth



$290.7
+$2.1
Consumer Loans
+$13.2
Commercial Loans (ex. PPP)
($1.2)
PPP Forgiveness
$304.8
1Q22
2Q22
Average balances, $ billions

– Paycheck Protection Program (PPP) loan balances were $13.1 billion, $9.3 billion, $4.7 billion, $2.5 billion, and $1.3 billion in 2Q21, 3Q21, 4Q1, 1Q22 and 2Q22 respectively.

Balance Sheet: **Strong Core Deposit Base**

Composition of Deposit Portfolio: 2Q22 Average

~70% of Interest-Bearing Deposits are Consumer Deposits



Average balances, $ billions
$206.0
Consumer Interest-bearing
$125.8
Commercial Noninterest-bearing
$446.5 billion
$91.1
Commercial Interest-bearing
$23.6
Consumer Noninterest-bearing

Linked Quarter Change in Average Deposits

Loan to Deposit Ratio of 71% Remains Low



Average balances, $ billions
$453.3
+$1.5
Consumer
($8.3)
Commercial
$446.5
0.04%
0.12%
1Q22
2Q22
Rate Paid on Interest-Bearing Deposits

Balance Sheet: Well-Positioned Securities Portfolio

Average Securities

Reinvesting Maturities at Higher Rates



$108.5
$107.0
1.75%
$120.6
$119.1
1.54%
$127.8
$126.4
1.52%
$133.9
$132.3
1.64%
$134.7
$68.1
1.89%
$66.6
2Q21
3Q21
4Q21
1Q22
2Q22
Average balances, $ billions
AFS
HTM
Average Securities Yield

Linked Quarter Change in Period End Securities

60% of Securities are Designated as HTM



$132.4
$20.1
$112.3
+ $3.4
Net Purchase Activity
($3.1)
Fair Value Adjustment
$132.7
$79.7
$53.0
3/31/2022
6/30/2022
Spot balances, $ billions
AFS
HTM

- AFS – Available for Sale. HTM – Held to Maturity.
- Net purchase activity represents securities purchases net of selling and partial call activity, maturities, accretion, amortization prepayments and trade date activity.
- Fair value adjustment includes the write-down on the transfer of securities from the available-for-sale portfolio to the held-to-maturity portfolio.

Income Statement: **Generated 7% Positive Operating Leverage**

PNC

$ millions	2Q22	1Q22	2Q21	% Chg. 2Q22 vs. 1Q22	% Chg. 2Q22 vs. 2Q21
Revenue	**$5,116**	$4,692	$4,667	9%	10%
Noninterest expense	**3,244**	3,172	3,050	2%	6%
Pretax, pre-provision earnings (non-GAAP)	**$1,872**	$1,520	$1,617	23%	16%
Provision for (recapture of) credit losses	**$36**	($208)	$302	n/m	n/m
Income tax	**$340**	$299	$212	14%	60%
Net income	**$1,496**	$1,429	$1,103	5%	36%

	2Q22	1Q22	2Q21	% Chg. 2Q22 vs. 1Q22	% Chg. 2Q22 vs. 2Q21
Noninterest income to total revenue	**40%**	40%	45%	---	(500) bps
Net interest margin	**2.50%**	2.28%	2.29%	22 bps	21 bps
Diluted EPS	**$3.39**	$3.23	$2.43	5%	40%
Diluted EPS ex. integration costs (non-GAAP)	**$3.42**	$3.29	$2.64	4%	30%

- Non-GAAP reconciliations are in the appendix slides.
- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Income Statement: **Diversified Business Mix**

Total Revenue

22 Basis Points of Net Interest Margin Expansion



$ millions
$4,667
$2,086
$2,581
2.29%
$5,197
$2,341
$2,856
2.27%
$5,127
$2,265
$2,862
2.27%
$4,692
$1,888
$2,804
2.28%
$5,116
$2,065
$3,051
2.50%
2Q21
3Q21
4Q21
1Q22
2Q22
Net Interest Income
Noninterest Income
Net Interest Margin

Details of Revenue

Net Interest Income +9%; Noninterest Income +9%

$ millions	2Q22	1Q22	2Q22 vs. 1Q22 $ Chg.	2Q22 vs. 1Q22 % Chg.
Net interest income	**$3,051**	$2,804	$247	9%
Asset management and brokerage	**365**	377	(12)	(3%)
Capital markets related	**409**	252	157	62%
Card and cash management	**671**	620	51	8%
Lending and deposit services	**282**	269	13	5%
Residential and commercial mortgage	**161**	159	2	1%
Fee income	**1,888**	1,677	211	13%
Other noninterest income	**177**	211	(34)	(16%)
Noninterest income	**2,065**	1,888	177	9%
Total Revenue	**$5,116**	$4,692	$424	9%

- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Income Statement: **Focused On Controlling Expenses**

PNC

Noninterest Expense

Expenses Remain Well Controlled; +2% Linked Quarter



$ millions
$3,050
$2,949
65%
$3,587
$3,352
69%
$3,791
$3,400
74%
$3,172
$3,157
68%
$3,244
$3,235
63%
2Q21
3Q21
4Q21
1Q22
2Q22
Integration Expense
Noninterest Expense (ex. Integration Expense)
Efficiency

Noninterest Expense Detail

$ millions	2Q22	1Q22	2Q22 vs. 1Q22 $ Chg.	2Q22 vs. 1Q22 % Chg.
Personnel	**$1,779**	$1,717	$62	4%
Occupancy	**246**	258	(12)	(5%)
Equipment	**351**	331	20	6%
Marketing	**95**	61	34	56%
Other	**773**	805	(32)	(4%)
Total	**$3,244**	$3,172	$72	2%

- Noninterest expense included integration expense of $9 million, $15 million, $391 million, $235 million, and $101 million in 2Q22, 1Q22, 4Q21, 3Q21, and 2Q21 respectively.

Credit: Strong Credit Quality Performance

Credit Quality Metrics

	2Q21	3Q21	4Q21	1Q22	2Q22
NPLs / Total Loans *(Period End)*	0.94%	0.87%	0.86%	0.78%	**0.66%**
Delinquencies / Total Loans *(Period End)*	0.47%	0.51%	0.69%	0.58%	**0.49%**
NCOs / Average Loans	0.48%	0.11%	0.17%	0.19%	**0.11%**
Allowance for Credit Losses to Total Loans	2.16%	2.07%	1.92%	1.76%	**1.65%**

Nonperforming Loans (NPLs)


$ millions
$2,779
$2,528
$2,480
$2,298
$2,046
6/30/21
9/30/21
12/31/21
3/31/22
6/30/22

Delinquencies


$1,375
$1,469
$1,985
$1,699
$1,511
6/30/21
9/30/21
12/31/21
3/31/22
6/30/22

Net Charge-Offs


$306
$81
$124
$137
$83
6/30/21
9/30/21
12/31/21
3/31/22
6/30/22

- NCOs / Average Loans represent annualized net charge-offs (NCO) to average loans for the three months ended.
- Delinquencies represent accruing loans past due 30 days or more. Delinquencies to Total Loans represent delinquencies divided by period end loans.
- Under the CARES Act credit reporting rules, certain loans modified due to pandemic-related hardships were considered current and not reported as past due for the dates shown.

Outlook: **Third Quarter 2022 Compared to Second Quarter 2022**

PNC

($ millions; except average loans, $ billions)	2Q22	3Q22 Guidance
Average loans	$304.8	Up 1% – 2%
Net interest income	$3,051	Up 10% – 12%
Noninterest income	$2,065	Down 3% – 5%
Revenue	$5,116	Up 4% – 6%
Noninterest expense	$3,244	Stable to up 1%
Net charge-offs	$83	$125 million – $175 million

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Average loans, net interest income, noninterest income, revenue, and noninterest expense outlooks represent estimated percentage change for third quarter 2022 compared to the respective second quarter 2022 figure presented in the table above.
- The 3Q22 guidance range for noninterest income excludes net securities gains and activities related to Visa Class B common shares.

Outlook: **Full Year 2022 Compared to Full Year 2021**

($ millions; except loans, $ billions)	2021	2022 Guidance
Average loans	$268.7	Up approximately 13%
Period-end loans (as of 12/31/21)	$288.4	Up approximately 8%
Revenue	$19,211	Up 9% – 11%
Noninterest expense excl. integration expense (non-GAAP)	$12,269	Up 4% – 6%
Effective tax rate	18.1%	Approximately 19%

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Average loans, period-end loans, revenue, and noninterest expense excluding integration expense outlooks represent estimated percentage change for full year 2022 compared to the respective full year 2021 figure presented in the table above.
- Noninterest expense excluding integration expense (non-GAAP) – See the reconciliation in the appendix.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

We make statements in this presentation, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions.

Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including:
  - Changes in interest rates and valuations in debt, equity and other financial markets,
  - Disruptions in the U.S. and global financial markets,
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation,
  - Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives,
  - Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness,
  - The impact of the Russia-Ukraine conflict, and associated sanctions, on the global and U.S. economy,
  - Impacts of tariffs and other trade policies of the U.S. and its global trading partners,
  - The length and extent of the economic impacts of the COVID-19 pandemic,
  - Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, and
  - Commodity price volatility.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

PNC

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our views that:
  - The U.S. economy continues to recover from the pandemic-caused recession in the first half of 2020. Growth is likely to remain above the economy's long-run average throughout this year. Consumer spending growth will remain solid in 2022 due to good underlying fundamentals.
  - Supply-chain difficulties will gradually ease over the course of 2022. Labor shortages will remain a constraint this year, although strong wage growth will support consumer spending.
  - Inflation accelerated in the second half of 2021 to its fastest pace in decades. Inflation will slow in the second half of 2022 as pandemic-related supply and demand imbalances recede and energy prices stabilize. However, inflation will also broaden throughout the economy due to wage growth. The annual inflation rate will end 2022 above the Federal Reserve's long-run objective of 2%.
  - PNC expects the Federal Open Market Committee (FOMC) to raise the federal funds rate by 0.75 percentage point in July, by 0.50 percentage point in September, and by 0.25 percentage point in each of November and December. This would bring the federal funds rate at a range of 3.25% to 3.50% by the end of 2022. The FOMC will then further increase the federal funds rate in early 2023. The Federal Reserve also started to reduce its balance sheet in June 2022, and that will continue through the rest of the year and in 2023.
  - Uncertainty about the outlook has increased with the Russian invasion of Ukraine. It has created additional risk to higher inflation this year, which could lead the FOMC to tighten more aggressively than currently anticipated. In addition, risks to growth and the likelihood of a recession in late 2022 or 2023 have increased.
- PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes to laws and regulations, including changes affecting oversight of the financial services industry, consumer protection, bank capital and liquidity standards, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.
- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing. Many of these risks and uncertainties are present in our acquisition and integration of BBVA USA Bancshares, Inc., including its U.S. banking subsidiary, BBVA USA.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2021 Form 10-K and in our first quarter 2022 Form 10-Q, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Appendix: Well-Reserved for the Current Environment

PNC

Allowance for Credit Losses (ACL)


$ millions
$5,197
1.76%
ACL to Total Loans
($114)
Portfolio Changes
+$60
Economic / Qualitative Factors
$5,143
1.65%
ACL to Total Loans
ACL
3/31/22
ACL
6/30/22

- ACL is Allowance for Loan and Lease Losses plus Allowance for Unfunded Lending Related Commitments, and excludes Allowances for Investment Securities and Other Financial Assets.
- Portfolio Changes primarily represent the impact of increases / decreases in loan balances, age and mix due to new originations / purchases, as well as credit quality and net charge-off activity.
- Economic / Qualitative Factors primarily represent our evaluation and determination of an economic forecast applied to our loan portfolio, as well as updates to qualitative factor adjustments.

Appendix: **Integration Costs Incurred Since Announcement**

PNC

Acquisition Integration Cost Update

Approximately 99% of Integration Costs Incurred as of 6/30/22

$ millions	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	Total Since Announcement
Write-offs	$---	$---	$120	$---	$---	$---	$---	**$120**
Contra-revenue								
Fee income	$---	$---	$---	$---	$28	$14	$5	$47
Other noninterest income	---	---	10	8	19	2	---	39
Total contra-revenue	$---	$---	$10	$8	$47	$16	$5	**$86**
Noninterest expense								
Personnel	$---	$---	$24	$140	$116	$---	$1	$281
Occupancy	---	3	---	1	5	1	---	10
Equipment	---	---	---	5	75	---	1	81
Marketing	---	---	---	13	32	---	---	45
Other	7	3	77	76	163	14	7	347
Total noninterest expense	$7	$6	$101	$235	$391	$15	$9	**$764**
Total integration costs incurred	**$7**	**$6**	**$231**	**$243**	**$438**	**$31**	**$14**	**$970**

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Tangible Book Value per Common Share (non-GAAP)

$ millions, except per share data	For the three months ended June 30, 2022	March 31, 2022	June 30, 2021
Book value per common share	$101.39	$106.47	$120.25
Tangible book value per common share			
Common shareholders' equity	$41,648	$44,170	$51,107
Goodwill and other intangible assets	(11,360)	(11,383)	(11,515)
Deferred tax liabilities on goodwill and other intangible assets	267	269	284
Tangible common shareholders' equity	$30,555	$33,056	$39,876
Period-end common shares outstanding *(in millions)*	411	415	425
Tangible book value per common share (non-GAAP)	**$74.39**	**$79.68**	**$93.83**

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Adjusted Income Statement Results (non-GAAP)

$ millions, except per share data	For the three months ended June 30, 2022	March 31, 2022	June 30, 2021
Net interest income	$3,051	$2,804	$2,581
Noninterest income	2,065	1,888	2,086
Total Revenue	$5,116	$4,692	$4,667
Noninterest expense	3,244	3,172	3,050
Pretax, pre-provision earnings (non-GAAP)	**$1,872**	**$1,520**	**$1,617**
Provision for (recapture of) credit losses	36	(208)	302
Income taxes	340	299	212
Net income	$1,496	$1,429	$1,103
Net income attributable to diluted common shareholders	$1,402	$1,355	$1,037
Integration costs pre-tax	$14	$31	$111
Taxes related to integration costs	3	7	23
Integration costs after tax	$11	$24	$88
Adjusted net income attrib. to diluted common shares ex. integration costs (non-GAAP)	$1,413	$1,379	$1,125
Diluted weighted-average common shares outstanding	414	420	427
Diluted EPS ex. integration costs (non-GAAP)	$3.42	$3.29	$2.64

We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods. Additionally, we believe that adjusted net income attributable to diluted common shareholders excluding integration costs and diluted EPS excluding integration costs serve as useful tools in understanding PNC's results by providing greater comparability between periods, as well as demonstrating the effect of significant items.

- Income taxes related to integration costs reflect the statutory tax rate of 21%.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Taxable-Equivalent Net Interest Income (non-GAAP)

$ millions	For the three months ended June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Net interest income	$3,051	$2,804	$2,862	$2,856	$2,581
Taxable-equivalent adjustments	25	22	22	22	15
Net interest income - fully taxable-equivalent (non-GAAP)	**$3,076**	**$2,826**	**$2,884**	**$2,878**	**$2,596**

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin and net interest income shown elsewhere in this presentation is GAAP net interest income.

Appendix: **Non-GAAP to GAAP Reconciliation**

Noninterest Expense excluding Integration Expense and Adjusted Efficiency (non-GAAP)

$ millions	For the three months ended June 30, 2022	Mar. 31, 2022	June 30, 2021	For the year ended Dec. 31, 2021
Noninterest expense	$3,244	$3,172	$3,050	$13,002
Integration expense	(9)	(15)	(101)	(733)
Noninterest expense excluding integration expense (non-GAAP)	**$3,235**	**$3,157**	**$2,949**	**$12,269**
Revenue	$5,116	$4,692	$4,667	$19,211
Integration costs – contra-revenue	(5)	(16)	(10)	(65)
Revenue excluding integration cost – contra-revenue (non-GAAP)	**$5,121**	**$4,708**	**$4,677**	**$19,276**
Efficiency ratio	63%	68%	65%	68%
Adjusted efficiency ratio (non-GAAP)	**63%**	**67%**	**63%**	**64%**

We believe that noninterest expense excluding integration expense is a useful tool for the purposes of evaluating and guiding for future expenses that are operational in nature and expected to recur over time as opposed to those related to the integration of BBVA USA. While we expect to have more integration expense as the process continues, these costs are not core to the operation of our business on a forward basis. Also, we believe that noninterest expense excluding integration expense and adjusted efficiency serve as useful tools in understanding PNC's results by providing greater comparability between periods, demonstrating the effect of significant items, and providing useful measures for determining PNC's revenue and expenses that are core to our business operations and expected to recur over time.